February 25, 1997









The Lou Holland Trust

35 West Wacker Drive

Suite 3260

Chicago, Illinois 60601



        Re:  The Lou Holland Trust



Ladies and Gentlemen:



        This opinion is given in connection with the filing by The Lou Holland Trust, a Delaware Trust (the "Trust"), of a notice pursuant to Rule 24f-2 (the "Rule 24f-2 Notice") under the
Investment Company Act of 1940, as amended (the "1940 Act"). In its Registration Statement on Form N-1A (File No. 333-00935 and
File No. 811-07533) ("Registration Statement"), filed with the
Securities and Exchange Commission ("Commission") under the
Securities Act of 1933, as amended (the "1933 Act"), and the
1940 Act, the Trust registered an indefinite number of securities and undertook to file a Rule 24f-2 Notice within six months of its fiscal year end.



        We have examined the Trust's Declaration of Trust, as amended; its By-Laws; certain Board of Trustees' resolutions; the Notification of Registration on Form N-8A filed with the Commission under the 1940 Act on February 14, 1996; the
Registration Statement as originally filed with the Commission under the 1933 Act and 1940 Act on the same date; Post-Effective Amendment No. 1 to the Registration Statement under the 1933 Act and Amendment No. 2 to the Registration Statement under the 1940
Act, as filed with the Commission on October 22, 1996; and such corporate and other records, certificates, representations, documents, and statutes that we have deemed relevant in order to render the opinion expressed herein.



        Based on such examination, we are of the opinion that the $2,563,657 of shares of the Trust, the registration of which the Rule 24f-2 Notice makes definite in number, are legally issued, fully paid and non-assessable.









The Lou Holland Trust

February 25, 1997

Page 2



        This letter expresses our opinion as to the General Laws of the State of Delaware governing matters such as the authorization and issuance of shares, but does not extend to the securities or "Blue Sky" laws of Delaware or to federal securities or other laws.



                                                Very truly yours,





                                                /s/ Katten, Muchin & Zavis